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                              [POLYONE LETTERHEAD]

                                     [DATE]

Attn:  [____________]
PolyOne Corporation

                       POLYONE CORPORATION INCENTIVE AWARD

                          GRANT OF STOCK-SETTLED SAR'S

THIS AGREEMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE COMMON SHARES OF THE COMPANY ARE LISTED ON THE NEW YORK STOCK EXCHANGE.


Dear [_________________]:

                  Subject to the terms and conditions of the [INSERT PLAN] (the "Plan") and this letter agreement (this "Agreement"), the Compensation and Governance Committee of the Board of Directors of PolyOne Corporation ("PolyOne") has granted to you as of [DATE], the following award:

         Target Priced Stock Appreciation Rights ("SARs") in respect of an aggregate of [_____] common shares of PolyOne, having a par value of $.01 per share (the "Common Shares"). The price (the "Base Price") to be used as the basis for determining the Spread (as defined below) upon exercise of the SAR is $______, the fair market value of one Common Share as of the date of this grant.

                  A copy of the Plan is available for your review through the Corporate Secretary's office. Unless otherwise indicated, the capitalized terms used in this Agreement shall have the same meanings as set forth in the Plan.

1.       EXERCISE OF SARs.

         (a) Subject to the provisions of the Plan and this Agreement, the SARs will expire on [DATE] and shall be exercisable on or before [DATE]. Provided that you have been in the continuous employ of PolyOne on such date, vesting will occur when the market price of the Common Shares as reported on the New York Stock Exchange - Composite Transactions Listing or similar report reaches pre-determined levels for a minimum of three consecutive trading days as follows:

                           o        One-third vests at a market price of
                                    $_______;


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                           o        One-third vests at a market price of
                                    $_______; and

                           o The remaining one-third vests at a market price of $_______.

         (b) The SARs may be exercised as provided in this Section 1(b) as to all or any of the SARs that are exercisable in accordance with Section 1(a), as long as each exercise covers at least 1,000 SARs. To exercise the SARs, you must submit a letter to PolyOne signed by you stating the number of SARs you are exercising at that time and certifying that you are in compliance with the terms and conditions of the Plan. PolyOne will then issue you the number of Common Shares determined under Section 1(c).

         (c) The number of Common Shares to be issued will be determined by calculating (1) the difference between the fair market value of a Common Share on the date of exercise and the Base Price (the "Spread"); (2) multiplied by the number of SARs exercised; (3) less any withholding taxes (federal, state, local or foreign taxes) PolyOne determines are to be withheld in accordance with the Plan and with applicable law. The result of this calculation will then be divided by the fair market value of a Common Share on the date of exercise to determine the number of Common Shares to be issued, rounded down to the nearest whole share. For purposes of this Section 1(c), the term "fair market value" will mean the mean of the high and low prices of the Common Shares for the relevant date as reported on the New York Stock Exchange - Composite Transactions Listing or similar report. In no event will you be entitled to acquire a fraction of one Common Share pursuant to this Agreement.

2. VESTING UPON A CHANGE OF CONTROL. If a Change of Control (as defined on Exhibit A to this Agreement) occurs during the term of the SARs, the SARs, to the extent not previously fully exercisable, will become immediately exercisable in full.

3. RETIREMENT, DISABILITY OR DEATH. If your employment with PolyOne or a subsidiary company (a "Subsidiary") terminates before the expiration of the SARs due to (1) retirement at age 55 or older with at least 10 years of service or retirement under other circumstances entitling you to receive benefits under one of PolyOne's (including its predecessors) defined benefit pension plans, (2) permanent and total disability (as defined under the relevant disability plan or program of PolyOne or a Subsidiary in which you then participate) or (3) death, the SARs, to the extent not previously fully exercisable, shall become immediately exercisable in full and may be exercised in whole or in part at any time and from time to time for the remainder of their term, but in no event beyond [Date], after which such SARs will terminate.

4.       TERMINATION FOLLOWING CHANGE OF CONTROL.

         (a) If your employment with PolyOne or a Subsidiary terminates following a Change of Control because (i) your employment is involuntarily terminated without "cause" (as defined below), or (ii) if you are a party to a Management Continuity Agreement with PolyOne, you terminate your employment for "Good Reason" (as



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                  defined in your Management Continuity Agreement), or (iii) if you are not a party to a Management Continuity Agreement with PolyOne, you terminate your employment for "Good Reason" (as defined in the PolyOne Employee Transition Plan (as amended and restated, effective as of January 1, 2004) or any successor plan (the "PolyOne ETP")), the SARs may be exercised in whole or in part at any time and from time to time within eighteen (18) months of your termination of employment, but in no event beyond [DATE], after which the SARs will terminate.

         (b)      For purposes of Section 4(a) above:

                  (i) If you are a party to a Management Continuity Agreement, "cause" shall mean the definition of "cause" as set forth in your Management Continuity Agreement; or

                  (ii) If you are not a party to a Management Continuity Agreement, "cause" shall mean: (A) the willful and continued failure by you to substantially perform your duties with PolyOne, which failure causes material and demonstrable injury to PolyOne (other than any such failure resulting from your incapacity due to physical or mental illness), after a demand for substantial performance is delivered to you by PolyOne which specifically identifies the manner in which you have not substantially performed your duties, and after you have been given a period (hereinafter known as the "Cure Period") of at least thirty (30) days to correct your performance, or (B) the willful engaging by you in other gross misconduct materially and demonstrably injurious to PolyOne. For purposes of this Section 4(b)(ii), no act, or failure to act, on your part shall be considered "willful" unless conclusively demonstrated to have been done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interests of PolyOne.

5.       OTHER TERMINATION.

         (a) If your employment with PolyOne or a Subsidiary terminates before the expiration of the SARs for any reason other than as set forth in Sections 3 or 4 above, the SARs that are exercisable shall be limited to the number of SARs that could have been exercised under Section 1 above at the time of your termination of employment and shall terminate as to the remaining SARs and may be exercised as to such limited number of SARs at any time within ninety (90) days of your termination of employment, but in no event beyond [DATE], after which the SARs will terminate.

         (b) Notwithstanding Section 5(a) above, if your employment is terminated due to a Reduction in Force Termination (as such phrase is defined in the PolyOne ETP), then the exercisable SARs may be exercised at any time within eighteen (18) months of your termination of employment, but in no event beyond [DATE], after which the SARs will terminate; provided, however, that, notwithstanding anything in the PolyOne ETP to the contrary, the Reduction in Force Termination




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                  must be effected by PolyOne or a corporation incorporated
                  within the United States of America that is directly or indirectly owned by PolyOne. This Section 5(b) will apply to you regardless of whether you are eligible to receive benefits under the PolyOne ETP.

6. NON-ASSIGNABILITY. The SARs are personal to you and are not transferable by you other than by will or the laws of descent and distribution. They are exercisable during your lifetime only by you or by your guardian or legal representative.

7. ADJUSTMENTS. In the event of any change in the number of Common Shares by reason of a merger, consolidation, reorganization, recapitalization, or similar transaction, or in the event of a stock dividend, stock split, or distribution to shareholders (other than normal cash dividends), the Committee will adjust the number and class of shares subject to outstanding SARs, the Base Price applicable to outstanding SARs and other value determinations, if any, applicable to outstanding SARs. If any such transaction or event occurs, the Committee may provide in substitution for outstanding SARs such alternative consideration (including, without limitation, in the form of cash, securities or other property) as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of the SARs subject to this Agreement. No adjustment provided for in this Section 7 will require PolyOne to issue any fractional share.

8.       MISCELLANEOUS.

         (a) The contents of this letter are subject in all respects to the terms and conditions of the Plan as approved by the Board of Directors and the shareholders of PolyOne, which are controlling. The interpretation and construction by the Board of Directors and/or the Committee of any provision of the Plan or this Agreement shall be final and conclusive upon you, your estate, executor, administrator, beneficiaries, personal representative and guardian and PolyOne and its successors and assigns.

         (b) The grant of the SARs is discretionary and will not be considered to be an employment contract or a part of your terms and conditions of employment or of your salary or compensation. Your acceptance of this grant constitutes your consent to the transfer of data and information concerning or arising out of this grant to PolyOne and to non-PolyOne entities engaged by PolyOne to provide services in connection with this grant from non-U.S. entities related to PolyOne for purposes of any applicable privacy, information or data protection laws and regulations.

         (c) Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto. The terms and conditions of this Agreement may not be modified, amended or waived, except by an instrument in writing signed by a duly authorized executive officer at PolyOne. Notwithstanding the foregoing, no amendment shall adversely affect your rights under this Agreement without your consent.



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9.       NOTICE. All notices under this Agreement to PolyOne must be delivered personally or mailed to PolyOne Corporation at PolyOne Center, Avon Lake, Ohio 44012, Attention: Corporate Secretary. PolyOne's address may be changed at any time by written notice of such change to you. Also, all notices under this Agreement to you will be delivered personally or mailed to you at your address as shown from time to time in PolyOne's records.

                  This Agreement, and the terms and conditions of the Plan, shall bind, and inure to the benefit of you, your estate, executor, administrator, beneficiaries, personal representative and guardian and PolyOne and its successors and assigns.

                                      Very Truly Yours,

                                      POLYONE CORPORATION


                                      By:_______________________________________
                                         Kenneth M. Smith, Vice President and
                                         Chief Human Resources Officer

Accepted:

______________________________

______________________________ (Date)



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                                    EXHIBIT A


A "Change of Control" means:

(a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this paragraph (a), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of paragraph (c) below; provided, further, that if any Person's beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 25% as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 25% or more of the Outstanding Company Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board determines in good faith that a Person has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the Outstanding Company Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) less than 25% of the Outstanding Company Voting Securities, then no Change of Control shall have occurred as a result of such Person's acquisition; or

(b) individuals who, as of August 31, 2000, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to August 31, 2000 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) the approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the



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beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.


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